Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES EARNINGS FOR Q1 2021, UP 11.4%; RECORD ASSETS AND DEPOSITS; QUARTERLY DIVIDEND DECLARED

Medford, MA, April 13, 2021—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $10,770,000 for the quarter ended March 31, 2021, or $1.93 per Class A share diluted, an increase of 11.4% compared to net income of $9,666,000, or $1.74 per Class A share diluted, for the same period a year ago. Total assets increased 14.6% from $6.36 billion at December 31, 2020 to $7.29 billion at March 31, 2021.

The Company’s Board of Directors voted a regular quarterly dividend of 18.00 cents ($0.18) per share on the Company’s Class A common stock, and 9.00 cents ($0.09) per share on the Company’s Class B common stock. The dividends were declared payable May 17, 2021 to shareholders of record on May 3, 2021.

Net interest income totaled $28.6 million for the quarter ended March 31, 2021 compared to $25.2 million for the same period in 2020. The 13.4% increase in net interest income for the period is primarily due to a decrease in interest expense as a result of falling interest rates. The net interest margin decreased from 2.11% on a fully tax-equivalent basis for the first quarter of 2020 to 1.80% for the same period in 2021. This was primarily the result of increased margin pressure during the recent decrease in interest rates across the yield curve. The average balances of earning assets increased for 2021 compared to the same period last year, by $1.61 billion or 31.0%, combined with an average yield decrease of 1.03%, resulting in a decrease in interest income of $4.3 million. The average balance of interest-bearing liabilities increased for 2021 compared to the same period last year, by $1.19 billion or 27.9%, combined with an average interest-bearing liabilities interest cost decrease of 0.86%, resulting in a decrease in interest expense of $7.6 million.

The provision for loan losses decreased by $1,625,000 from $1,075,000 for the quarter ended March 31, 2020 compared to a credit of $550,000 for the same period in 2021. The provision for the first quarter of 2020 was primarily as a result of provisions related to the onset of the COVID-19 pandemic. The credit provision for the first quarter of 2021 was primarily attributable to a decline in loan balances exclusive of Payroll Protection Program (PPP) loans and a reduction in specific allocations to the allowance for loan losses.

The Company’s effective tax rate increased from 5.8% for the quarter ended March 31, 2020 to 13.5% for the same period in 2021. This was primarily as a result of an increase in taxable income relative to total income.

At March 31, 2021, total equity was $381.3 million compared to $370.4 million at December 31, 2020. The Company’s equity increased primarily as a result of earnings and a decrease in total accumulated other comprehensive loss, offset somewhat by dividends paid.

The Company’s leverage ratio stood at 6.16% at March 31, 2021, compared to 6.64% at December 31, 2020. The decrease in the leverage ratio was due to an increase in quarterly average assets, offset somewhat by an increase in stockholders’ equity. Book value as of March 31, 2021 was $68.00 per share compared to $66.53 at December 31, 2020.

The Company’s allowance for loan losses was $35.0 million or 1.17% of loans outstanding at March 31, 2021, compared to $35.5 million or 1.18% of loans outstanding at December 31, 2020, and $30.8 million or 1.23% of loans outstanding at March 31, 2020. The ratio of the allowance for loan losses to loans outstanding has decreased from March 31, 2020, primarily from approximately $213 million of qualifying PPP loans that are guaranteed by the U.S. Small Business Administration (SBA), which require no allowance for loan losses. Nonperforming assets totaled $942,000 at March 31, 2021, compared to $4.0 million at December 31, 2020, and $1.7 million at March 31, 2020.

As of March 31, 2021, the Company had COVID-19 modifications of 8 loans aggregating $36,152,000, primarily consisting of short-term payment deferrals. Of these modifications, $36,152,000, or 100%, were performing in accordance with their modified terms.

The Coronavirus Aid, Relief and Economic Security Act (CARES Act) allows companies to delay Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) 2016-13, Measurement of Credit Losses on Financial Instruments (CECL), including the current expected credit losses methodology for estimating allowances for credit losses. The Company elected to delay FASB ASU 2016-13. This ASU was delayed until the earlier of the date on which the national emergency concerning the COVID–19 outbreak declared by the President on March 15, 2020 terminates or December 31, 2020, with an effective retrospective implementation date of January 1, 2020. On December 27, 2020, the Coronavirus Response and Relief Supplemental Appropriations Act of 2021 was signed into law. The law changed the delayed implementation date to the earlier of the first day of the Company’s fiscal year that begins after the date on which the national emergency terminates or January 1, 2022.

Proposed Transaction with Eastern Bankshares, Inc.

On April 7, 2021, the Company and Eastern Bankshares, Inc. (“Eastern” ) (NASDAQ: EBC) entered into an Agreement and Plan of Merger pursuant to which, through a series of transactions, Eastern will acquire the Company in a cash transaction for total consideration valued at approximately $642 million. Under the terms of the Agreement and Plan of Merger, (i) each holder of Class A common stock will receive a cash payment of $115.28 per share of Class A common stock and (ii) each holder of Class B common stock will receive a cash payment of $115.28 per share of Class B common stock. The transaction is expected to close in the fourth quarter of 2021 and is subject to customary closing conditions, including approval by the shareholders of the Company and required regulatory approvals.

Additional information about the transaction can be found in the joint press release issued on April 7, 2021, which is available on the Investor Relations section of the Company’s website at www.centurybank.com.

Additional Information and Where to Find It

In connection with the proposed merger, the Company will provide its shareholders with a proxy statement and other relevant documents concerning the proposed transaction. Eastern will also file relevant materials in connection with its proposed acquisition of the Company. Shareholders of the Company are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction. A free copy of the proxy statement, as well as other filings containing information about the Company and Eastern, when they become available, may be obtained at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement may also be obtained, free of charge, from the Company’s website at https://investors.centurybank.com/, or by contacting Century’s Investor Relations at 400 Mystic Avenue, Medford, MA, Attention: William P. Hornby, Telephone: (781) 393-4630.

Certain Information Regarding Participants

The Company and Eastern and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed transaction. You can find information about the Company’s executive officers and directors in the materials filed by the Company with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained, with respect to the Company, by reading the Annual Report on Form 10-K filed by the Company with the SEC on March 10, 2021 and other relevant documents regarding the proposed merger to be filed with the SEC and, with respect to Eastern, by reading Eastern’s April 1, 2021 proxy statement for its 2021 annual meeting of shareholders filed by Eastern with the SEC on April 1, 2021 and other relevant documents regarding the proposed merger to be filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which includes among other things, the ability of the Company and Eastern to satisfy the conditions set forth in the Agreement and Plan of Merger (as discussed above) and disruptions to the Company’s business during the pendency of the proposed merger (as discussed above). Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, which are included in more detail in the Annual Report on Form 10-K, as updated by Quarterly Reports on Form 10-Q and other filings submitted to the SEC. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

Assets	March 31, 2021	December 31, 2020
Cash and Due From Banks	$116,242	$136,735
Federal Funds Sold and Interest-bearing Deposits In Other Banks	500,521	237,265

Securities Available-for-Sale (AFS)	265,620	284,116

Securities Held-to-Maturity	3,217,176	2,509,088

Federal Home Loan Bank of Boston stock, at cost	13,361	13,361

Loans:
Commercial & Industrial	1,315,295	1,314,245
Municipal	137,073	137,607
Construction & Land Development	7,854	10,909
Commercial Real Estate	796,660	789,836
Residential Real Estate	460,123	448,436
Consumer and Other	19,987	20,439
Home Equity	255,770	274,357

Total Loans	2,992,762	2,995,829
Less: Allowance for Loan Losses	34,952	35,486

Net Loans	2,957,810	2,960,343

Bank Premises and Equipment, net	39,750	39,062
Accrued Interest Receivable	13,981	13,283
Goodwill	2,714	2,714
Other Assets	162,149	162,867

Total Assets	$7,289,324	$6,358,834

Liabilities
Demand Deposits	$1,321,084	$1,103,878

Interest Bearing Deposits:
Savings and NOW Deposits	2,269,617	1,728,092
Money Market Accounts	2,324,557	2,074,108
Time Deposits	480,784	546,143

Total Interest Bearing Deposits	5,074,958	4,348,343

Total Deposits	6,396,042	5,452,221

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	228,755	232,090
Other Borrowed Funds	151,769	177,009

Total Borrowed Funds	380,524	409,099

Other Liabilities	95,343	91,022
Subordinated Debentures	36,083	36,083

Total Liabilities	6,907,992	5,988,425

Total Stockholders’ Equity	381,332	370,409

Total Liabilities & Stockholders’ Equity	$7,289,324	$6,358,834

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the quarter ended March 31, 2021 and 2020

(in thousands)

	Quarter ended March 31,
	2021	2020
Interest Income:
Loans	$21,605	$22,199
Securities Held-to-Maturity	13,117	15,293
Securities Available-for-Sale	630	1,693
Federal Funds Sold and Interest-bearing Deposits In Other Banks	179	610

Total Interest Income	35,531	39,795

Interest Expense:
Savings and NOW Deposits	1,118	3,725
Money Market Accounts	2,886	5,572
Time Deposits	1,581	3,172
Securities Sold Under Agreements to Repurchase	141	626
Other Borrowed Funds and Subordinated Debentures	1,238	1,499

Total Interest Expense	6,964	14,594

Net Interest Income	28,567	25,201

Provision For Loan Losses	(550)	1,075

Net Interest Income After
Provision for Loan Losses	29,117	24,126

Other Operating Income:
Service Charges on Deposit Accounts	2,218	2,296
Lockbox Fees	996	930
Other Income	989	1,084

Total Other Operating Income	4,203	4,310

Operating Expenses:
Salaries and Employee Benefits	12,250	11,371
Occupancy	1,702	1,515
Equipment	949	837
Other	5,970	4,450

Total Operating Expenses	20,871	18,173

Income Before Income Taxes	12,449	10,263

Income Tax Expense	1,679	597

Net Income	$10,770	$9,666

Century Bancorp, Inc. and Subsidiaries

Consolidated Quarter-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	March 31, 2021	March 31, 2020
Assets
Cash and Due From Banks	$135,050	$77,723
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	715,155	173,928

Securities Available-For-Sale (AFS)	288,969	271,972
Securities Held-to-Maturity (HTM)	2,816,215	2,299,750

Total Loans	2,981,994	2,447,962
Less: Allowance for Loan Losses	35,734	29,765

Net Loans	2,946,260	2,418,197

Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(1,234)	(3,152)
Bank Premises and Equipment	39,639	35,445
Accrued Interest Receivable	14,000	12,639
Goodwill	2,714	2,714
Other Assets	172,748	160,053

Total Assets	$7,129,516	$5,449,269

Liabilities
Demand Deposits	$1,195,863	$758,173

Interest Bearing Deposits:
Savings and NOW Deposits	2,227,705	1,732,835
Money Market Accounts	2,296,286	1,480,399
Time Deposits	510,287	589,396

Total Interest Bearing Deposits	5,034,278	3,802,630

Total Deposits	6,230,141	4,560,803

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	234,810	246,272
Other Borrowed Funds	152,686	181,756

Total Borrowed Funds	387,496	428,028

Other Liabilities	99,787	87,423
Subordinated Debentures	36,083	36,083

Total Liabilities	6,753,507	5,112,337

Total Stockholders’ Equity	376,009	336,932

Total Liabilities & Stockholders’ Equity	$7,129,516	$5,449,269

Total Average Earning Assets - QTD	$6,802,333	$5,193,612

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	March 31, 2021	March 31, 2020
Performance Measures:

Earnings per average Class A share, diluted, quarter	$1.93	$1.74
Return on average assets, quarter	0.61%	0.71%
Return on average stockholders’ equity, quarter	11.62%	11.54%
Net interest margin (taxable equivalent), quarter	1.80%	2.11%
Efficiency ratio, Non-GAAP (1)	60.7%	57.5%
Book value per share	$68.49	$61.19
Tangible book value per share - Non-GAAP (1)	$68.00	$60.70
Capital / assets	5.23%	6.12%
Tangible capital / tangible assets - Non-GAAP (1)	5.20%	6.08%

Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,567,909	5,567,909

Shares outstanding Class A	3,656,469	3,652,349
Shares outstanding Class B	1,911,440	1,915,560

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:

Allowance for loan losses / loans	1.17%	1.23%
Nonaccrual loans	$942	$1,701
Nonperforming assets	$942	$1,701
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$2,099	$2,337
Net charge-offs (recoveries), quarter	$(16)	$(144)

Leverage ratio	6.16%	7.26%
Common equity tier 1 risk weighted capital ratio	11.24%	11.87%
Tier 1 risk weighted capital ratio	12.22%	13.02%
Total risk weighted capital ratio	13.19%	14.04%
Total risk weighted assets	$3,591,013	$3,036,664

(1) Non-GAAP Financial Measures are reconciled in the following tables:

Calculation of Efficiency ratio:

Total adjusted operating expenses(numerator)	$20,871	$18,173

Net interest income	$28,567	$25,201
Total other operating income	4,203	4,310
Tax equivalent adjustment	1,632	2,098

Total income(denominator)	$34,402	$31,609

Efficiency ratio - Non-GAAP	60.7%	57.5%

Calculation of tangible book value per share:

Total stockholders’ equity	$381,332	$340,687
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$378,618	$337,973

Total shares outstanding at period end(denominator)	5,567,909	5,567,909

Tangible book value per share - Non-GAAP	$68.00	$60.70

Book value per share - GAAP	$68.49	$61.19

Calculation of tangible capital / tangible assets:

Total stockholders’ equity	$381,332	$340,687
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$378,618	$337,973

Total assets	$7,289,324	$5,562,286
Less: goodwill	2,714	2,714

Tangible assets(denominator)	$7,286,610	$5,559,572

Tangible capital / tangible assets - Non-GAAP	5.20%	6.08%

Capital / assets - GAAP	5.23%	6.12%